EXHIBIT 99.1

NEWS RELEASE

HELMERICH & PAYNE, INC. / 1437 SOUTH BOULDER / TULSA, OKLAHOMA

May 23, 2013

HELMERICH & PAYNE, INC. AGREES TO SELL

PORTION OF EQUITY PORTFOLIO HOLDINGS

Helmerich & Payne, Inc. (the “Company”) announced today that it has agreed to sell four million shares of Atwood Oceanics, Inc. (ATW).   Following completion of the sales, the Company’s equity portfolio holdings will include four million ATW shares and 967,500 Schlumberger Limited (SLB) shares.

Company Chairman and CEO Hans Helmerich commented, “This satisfies our current objective for monetizing a portion of our equity investment in Atwood.”

Helmerich & Payne, Inc. is primarily a contract drilling company.  As of April 25, 2013, the Company’s existing fleet included 302 land rigs in the U.S., 29 international land rigs and nine offshore platform rigs.  The Company’s global land fleet includes 300 FlexRigs®*.

*FlexRig® is a registered trademark of Helmerich & Payne, Inc.

Contact:

Investor Relations

investor.relations@hpinc.com

(918) 588-5207